UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement Amendments

As previously disclosed, on August 31, 2024, New Fortress Energy Inc. (the “Company,” “we,” “us” and “our”) entered into the fourth amendment to its uncommitted letter of credit and reimbursement agreement (the “Fourth Amendment”), the first amendment to its term loan A credit agreement (the “First Amendment”), and the eighth amendment (the “Eighth Amendment”; and collectively with the Fourth Amendment and the First Amendment, the “Amendments”) to its revolving credit agreement (the “Revolving Credit Agreement”). On September 30, 2024, the Company amended and restated each of the Amendments (each such amendment and restatement, an “Amended and Restated Amendment”; the revolving credit facility, the term loan A facility, and the letter of credit facility, as amended by the respective Amended and Restated Amendments, the “Revolving Credit Facility,” the “Term Loan A Facility” and the “Letter of Credit Facility” and collectively, the “Amended Agreements”).

The Amended Agreements amend and restate the conditions applicable to the suspension of the maximum Debt to Total Capitalization Ratio (as defined in the Amended Agreements) for the quarterly covenant tests conducted as of the last day of the fiscal quarters ending September 30, 2024, December 31, 2024 and March 31, 2025. Among the conditions to the suspension in the Amended Agreements, the following must be completed on or before October 7, 2024: (i) the receipt by the Company or its subsidiaries of binding commitments or priced transactions yielding gross proceeds (a) sufficient to satisfy and discharge the Company’s existing 6.750% Senior Notes due 2025 (the “Existing 2025 Notes”) or exchange, repay, repurchase (and cancel), redeem, defease, satisfy or otherwise discharge in full the Existing 2025 Notes plus at least $300.0 million from indebtedness or other sources not prohibited by such agreements, (ii) the sale by the Company of common equity (or preferred equity convertible into common equity upon a shareholder vote) yielding gross cash proceeds to the Company of not less than $250.0 million (the “Equity Raise”) and (iii) payment of a 0.30% consent fee to the lenders under such facilities as well as other customary fees and expenses. If the Company fails to meet such conditions, the suspension will be no longer be in effect. The Amended Agreements also contain a financial covenant that requires a minimum consolidated liquidity of (i) $50.0 million as of the last day of each month, commencing as of October 31, 2024 and (ii) $100.0 million as of the last day of any fiscal quarter, commencing as of December 31, 2024. New borrowings under the Revolving Credit Facility and borrowings under the Term Loan A Facility are subject to the $100 million liquidity test. Additionally, the Term Loan A Facility is capped at $350.0 million in aggregate principal amount outstanding until December 31, 2024 and there can be no drawings on either the Revolving Credit Facility or the Term Loan A Facility until the conditions for the covenant holiday are satisfied.

The Company estimates that it has available cash and liquidity of approximately $80 million as of September 30, 2024. The Company took certain measures to improve its liquidity including, among other things, reductions in expected capital expenditures in the quarter ended September 30, 2024, the decision by the Company to delay the payment of the Dividend (as defined below), and agreements with vendors to make payments in future quarters. This estimate reflects our preliminary estimated unaudited liquidity based upon information available to us as of the date hereof. During the course of the preparation of our financial statements and related notes as of and for the quarter ended September 30, 2024, adjustments to our estimated liquidity may be identified. Any such adjustments may be material.

The Amended Agreements, among other things, prohibit the Company from declaring any future Dividends on their common stock (though the Company is permitted to pay the Dividend), incurring liens on certain collateral, engaging in affiliate transactions involving certain collateral and consummating asset sales involving certain collateral. The Amended Agreements increase the level of consent necessary for the Company to take certain actions. Additionally, the Company will be required to make mandatory prepayments with a portion of proceeds of certain asset sales and a $659 million request for equitable adjustment related to the early termination of our FEMA contracts in order to pay down a portion of the indebtedness under its Revolving Credit Agreement and, in the case of certain asset sales, reduce the revolving commitments.

The Company will also grant a security interest in its cash and cash equivalents subject to standard exclusions and is required to put control agreements in place over its cash accounts.

Item 8.01. Other Events.

Dividend

On September 30, 2024, the Company issued a press release announcing that it had determined to delay the payment of the Company’s previously declared $0.10 per share Class A common stock dividend, with a record date of September 13, 2024 (the “Dividend”) until such time as the Company has reached an agreement with its noteholders to address the Company’s near-term maturities and liquidity requirements. The Company expects to reach an agreement with its noteholders in the near future, after which the Company will reevaluate the payment of the Dividend, including with respect to its amount and the timing of any potential payment. Furthermore, the Company does not expect to pay any quarterly cash dividends in future quarters.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

First FLNG Cargo

On September 30, 2024, NFE’s FLNG asset achieved first full cargo and sail away, with its first full LNG cargo fully loaded onto the Energos Princess and setting sail for Europe.

Securities Class Action

On September 17, 2024, Mikolaj Bojdol (the “Plaintiff”) filed a putative class action complaint captioned Mikolaj Bojdol, et al. v. New Fortress Energy Inc., et al., in the United States District Court for the Southern District of New York against the Company and certain of the Company’s directors and officers. The complaint alleges that the Company and certain of the Company’s directors and officers violated federal securities laws by, among other things, making materially false or misleading statements regarding the Company’s growth trends, including the execution on the Company’s fast liquified natural gas (“Fast LNG”) projects in Mexico. The complaint seeks unspecified compensatory damages on behalf of the Plaintiff and all other investors who purchased or otherwise acquired shares of the Company’s Class A common stock between February 29, 2024 and August 8, 2024. The Company believes these claims are without merit and intend to defend ourselves vigorously against these allegations.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, the Company’s future financial performance or the Company’s projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition or the stock prices of the Company. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described herein will not be achieved. These forward-looking statements are necessarily estimates based upon current information and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s annual report, quarterly and other reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement. The Company undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 30, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: September 30, 2024	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer